Exhibit 10.15

Execution Version

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated October 29, 2018, to the REGISTRATION RIGHTS AGREEMENT (as amended by this Amendment, the “Agreement”), made as of January 28, 2016, by and among Differential Brands Group Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each of which is referred to in this Amendment as a “Consenting Investor”).

RECITALS

WHEREAS, all capitalized terms used and not defined herein have the respective meanings ascribed to them in the Agreement;

WHEREAS, the Investors, the Management Holders and the Company previously entered into the Agreement with respect to the Registrable Securities;

WHEREAS, pursuant to Section 3.2 of the Agreement, the Agreement may be modified or amended, and any provision thereof may be waived, pursuant to the written agreement of the Company and Investors holding a majority of the Registrable Securities held by all Investors;

WHEREAS, the Consenting Investors hold the number of Registrable Securities set forth opposite their respective names on Schedule A hereto representing, in the aggregate, a majority of the Registrable Securities held by all Investors;

WHEREAS, on June 27, 2018, the Company, Global Brands Group Holding Limited (“GBG Parent”) and GBG USA Inc. (“GBG Seller”) entered into a Purchase and Sale Agreement pursuant to which the Company will purchase certain assets and equity interests from GBG Parent and GBG Seller (the “Acquisition”);

WHEREAS, in connection with the Acquisition and substantially concurrent with the Company and the Consenting Investors entering into this Amendment, the Company has entered into registration rights agreements in substantially the form attached hereto as Schedule B (the “2018 Registration Rights Agreements”) pursuant to which the Company has agreed to provide certain other holders of the Company’s securities certain registration rights on the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Acquisition and the Company’s entering into the 2018 Registration Rights Agreements, the Company and the Consenting Investors have agreed to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.            Definitions.  Except as otherwise indicated herein or unless the context otherwise requires, all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

2.            Amendments.

2.1          Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c)        The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, Ares Demand Registration or GSO Demand Registration; provided, that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; (ii) if the Company has effected two (2) registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 (including in accordance with the intended method or methods of distribution specified by the Holders) pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, any Ares Demand Registration or GSO Demand Registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; and (ii) if the Company has effected four (4) registrations pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) from October 29, 2018 until 12 months following such date. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) from October 29, 2018 until the later of (x) 6 months from such date or (y) the time at which the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto.”

2.2          Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.2        Piggyback Registrations.

(a)          Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act, and the registration form proposed to be used may be used to register the resale of Registrable Securities (each, a “Piggyback Registration”), the Company shall give prompt written notice (in any event at least ten (10) Business Days prior to the anticipated filing date of the Registration Statement relating to such registration) to each Holder of its intention to effect such a registration and shall use its commercially reasonable efforts to include in such registration all Registrable Securities with respect to which the Company has received a written request from the Holder for inclusion therein within five (5) Business Days following the Holder’s receipt of the Company’s notice. If the Holder proposes to distribute its securities through a Piggyback Registration that involves an underwriter(s), it shall enter into an underwriting agreement in reasonable and customary form with the underwriter(s) selected by the Company for such Piggyback Registration, provided that with respect to such underwriting agreement or any other documents reasonably required under such agreement, (i) no Holder shall be required to make any representation or warranty with respect to or on behalf of the Company or any other stockholder of the Company and (ii) each Holder choosing to participate in such Piggyback Registration shall complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents reasonably required under the terms of such underwriting agreement.  For the avoidance of doubt, no Holder may request that a Piggyback Registration involve the use of an underwriter. No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a demand registration required by Section 2.1. If at any time after giving notice of its intention to register any Company securities pursuant to this Section 2.2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to the Holder (if participating in such Piggyback Registration) and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(b)          Reduction of Offering. If the managing underwriter(s) for a Piggyback Registration that is to be an underwritten offering advises the Company that in their opinion the dollar amount or number of Common Stock or other securities which the Company desires to sell, taken together with Common Stock or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with third parties, if any, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Common Stock or other securities as to which registration has been requested pursuant to the written contractual piggyback registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (the “Maximum Threshold”), then the Company shall include in any such registration:

(i)       If the registration is undertaken for the Company’s account:  (A) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold, and (ii)  second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the Registrable Securities and the Common Stock or other securities proposed to be sold for the account of other Persons that the Company is obligated to register pursuant to any written contractual piggyback registration or other rights with such Persons and that can be sold without exceeding the Maximum Threshold (pro rata in accordance with the number of Registrable Securities and Common Stock or other securities which the Holders and other Persons have requested be included in such underwritten offering, regardless of the number of Registrable Securities and Common Stock or other securities held by the Holder or other Person), and

(ii)      If the registration is a “demand” registration undertaken at the demand of one or more Persons other than the Company and the Holder, (A)  first, the Common Stock or other securities for the account of such demanding Persons that can be sold without exceeding the Maximum Threshold; (B)  second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (C) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements, if any; provided, that if requests to register Common Stock or other securities pursuant to this clause (C) when combined with registration requests pursuant to clauses (A) and (B) exceed the Maximum Threshold, the Company shall include in such registration all of the securities requested to be included pursuant to clauses (A) and (B) and for requestors pursuant to this clause (C), the amount of securities pro rata in accordance with the amount of securities each securityholder has requested to be included in the offering, regardless of the number of securities held by each such Person; and (D) fourth, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock that other stockholders desire to sell that can be sold without exceeding the Maximum Threshold to the extent that the Company, in its sole discretion, wishes to permit such sales pursuant to this clause (D).

(c)           Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the investment banker(s) and manager(s) for the offering shall be selected by the Company in its sole discretion.”

2.3          Section 2.5 of the Agreement is hereby amended and restated in its entirety as follows:

“2.5        Underwriting Requirements. With respect to any registration effected pursuant to Section 2.1:

(a)           If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company in its reasonable discretion.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.6(h)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting, and each such Holder may, at such Holders’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriter(s) under such underwriting agreement be conditions precedent to the obligations of such Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information provided by such Holders for inclusion in the registration statement pursuant to Subsection 2.7.  No such Holder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.  Notwithstanding any other provision of this Subsection 2.5, if the total number of Registrable Securities requested by stockholders to be included in such offering exceeds the Maximum Threshold, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto and the Company shall be required to include in the offering only the number of such Registrable Securities equal to the Maximum Threshold.  If the managing underwriter(s) so determines that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities sought to be registered by each such Holder.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)           For purposes of the provisions in Subsection 2.5 concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any proportionate reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.”

2.4          The phrase, “Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:” in the first sentence of Section 2.6 is hereby deleted and replaced with the following: “Whenever required under Section 2.1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:”

2.5          Section 2.12 of the Agreement is hereby deleted in its entirety.

2.6          The following is inserted as a new Section 2.14 of the Agreement:

“2.14      Blackout Period. Notwithstanding anything herein to the contrary, the Company shall have the right to suspend the use of any registration statement for a period of not greater than forty-five (45) consecutive days and for not more than ninety (90) days in any twelve (12) month period (“Blackout Period”), if, in the good faith opinion of the Company’s board of directors (the “Board”), after consultation with counsel, material, nonpublic information exists, including, without limitation, the proposed acquisition or divestiture of assets by the Company, a strategic alliance or a financing transaction involving the Company or the existence of pending material corporate developments, the public disclosure of which would be necessary to cause the registration statement to be materially true and to contain no material misstatements or omissions, and in each such case, where, in the good faith opinion of the Board, such disclosure would be reasonably likely to have a material adverse effect on the Company or on the proposed transaction. The Company must give the Holder notice promptly upon knowledge that a Blackout Period (without indicating the nature of such Blackout Period) may occur and prompt written notice if a Blackout Period will occur. Upon the conclusion of a Blackout Period, the Company shall provide the Holder written notice that the Registration Statement is again available for use.”

2.7.         The following defined terms shall be added to the Agreement:

“Ares Demand Registration” means a “Demand Registration” as defined in the Ares Registration Rights Agreement.

“Ares Registration Rights Agreement” means that certain registration rights agreement by and between the Company and Ares Capital Corporation and its affiliates, dated as of October 29, 2018.

“GSO Demand Registration” means a “Demand Registration” as defined in the GSO Registration Rights Agreement.

“GSO Registration Rights Agreement” means that certain registration rights agreement by and between the Company and GSO Capital Partners, LP, and its affiliates, dated as of October 29, 2018.

2.8.         The definitions of “Registrable Securities” and Registration Expenses in the Agreement shall be amended and restated as follows:

“1.24      “Registrable Securities” means (i) any shares of Common Stock held by an Investor, or any Management Holder, at any time; (ii) any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of the Series A Preferred Stock, a Convertible Note or any other securities of the Company or an Affiliate of the Company held by the Holders at any time; or (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, in exchange for, or in substitution for or replacement of, the shares referenced in clauses (i) and (ii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement covering such securities has been declared effective by the Securities and Exchange Commission and such securities have been disposed of pursuant to such effective Registration Statement, (B) such securities are sold or transferred to any Person, (C) the Holders in the aggregate beneficially own (on an as-converted basis) (within the meaning of the Exchange Act and the rules and regulations promulgated thereunder) less than 1.0% of the then-outstanding Common Stock of the Company; (D) such securities are eligible for sale by the Stockholder without registration pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act without limitation thereunder on volume or manner of sale, (E) such securities shall have ceased to be outstanding or (F) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.

1.25       “Registration Expenses” means any and all fees and expenses incident to performance of or compliance with this Agreement by the Company, including, without limitation (i) all SEC, stock exchange, FINRA and other registration, listing and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses incurred (including by the underwriters, if any) in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including reasonable fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all fees and expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any registration statement, any prospectus, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the reasonable fees and disbursements of one counsel (and any applicable local counsel) for the selling Holders (as selected by the Investors holding a majority of the Registrable Securities held by the Investors) provided that the Company shall not be required to reimburse Holders’ counsel fees and expenses in an amount exceeding $50,0000 per registration pursuant to this Agreement and $100,000 in the aggregate for all registrations pursuant to this Agreement, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letters) and the fees and expenses of other Persons, including experts, retained by the Company, and (vii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities (subject to the proviso below); provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities and applicable transfer and documentary stamp taxes, if any.”

3.            Miscellaneous.

3.1           Effect of Amendment.  Except as expressly modified hereby the Agreement remains in full force and effect, mutatis mutandis. Upon the execution and delivery of this Amendment, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. Each reference to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” in the Agreement shall, from and after the date of this Amendment, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances continue to refer to January 28, 2016, references to “the date hereof” and “the date of this Agreement” shall continue to refer to January 28, 2016 and references to the date of the Amendment and “as of the date of the Amendment” shall refer to the date hereof.

3.2          Counterparts.  This Amendment may be executed in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

3.3          Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

COMPANY:

Differential Brands Group Inc.

By:	/s/ Lori Nembirkow
Name: Lori Nembirkow
Title: Secretary

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

CONSENTING INVESTOR:

Tengram Capital Partners Gen2 Fund, L.P.

By:	/s/ William Sweedler
Name: William Sweedler
Title: Co-Managing Member of Tengram Capital Associates, LLC, as general partner of Tengram Capital Partners Gen2 Fund, L.P.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

CONSENTING INVESTOR:

Tengram Capital Associates, LLC

By:	/s/ William Sweedler
Name: William Sweedler
Title: Co-Managing Member

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

CONSENTING INVESTOR:

Tengram Capital Partners Fund II, L.P.

By:	/s/ William Sweedler
Name: William Sweedler
Title: Co-Managing Member of Tengram Capital Associates II, LLC, as general partner of Tengram Capital Partners Fund II, L.P.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

CONSENTING INVESTOR:

TCP Denim, LLC

By:	/s/ William Sweedler
Name: William Sweedler
Title: Co-Managing Member of Tengram Capital Associates II, LLC, as general partner of Tengram Capital Partners Fund II, L.P., as sole member of TCP Denim, LLC

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

CONSENTING INVESTOR:

RG II Blocker, LLC

By:	/s/ William Sweedler
Name: William Sweedler
Title: Manager

Schedule A

Consenting Investors

Investor	Address

Tengram Capital Partners Gen2 Fund, L.P.	Tengram Capital Partners Gen2 Fund, L.P. c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998

Tengram Capital Associates, LLC	Tengram Capital Associates, LLC c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998

Tengram Capital Partners Fund II, L.P.	Tengram Capital Partners Fund II, L.P. c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998

TCP Denim, LLC	TCP Denim, LLC c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998

RG II Blocker, LLC	RG II Blocker, LLC c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998